As filed with the Securities and Exchange Commission on June 25, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)
________________________________

Nevada	88-0442833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116422
(Address of Principal Executive Offices, including zip code)
________________________________

CHINA BAK BATTERY, INC. 2015 EQUITY INCENTIVE PLAN
(Full title of the plan)

Copies of Correspondence to:

CSC Services of Nevada, Inc.	Thomas M. Shoesmith, Esq.
2215 Renaissance Dr. Ste. B	Pillsbury Winthrop Shaw Pittman LLP
Las Vegas, NV, 89119	2550 Hanover Street
(866) 403 5272	Palo Alto, CA 94304
(Name, address, and telephone number, including area	(650) 233-4500
code, of agent for service)

________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share (Common Stock”)	10,000,000	$3.50(2)	$35,000,000(2)	$4,067(2)

(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement covers an indeterminate number of additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Stock.

(2) Computed pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of determining the registration fee, based upon the average of the high and low prices of the Common Stock of China BAK Battery, Inc. on June 22, 2015, as reported on the NASDAQ Global Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All Information required by Part I of Form S-8 to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

•	The registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, filed with the Commission on January 13, 2015;

•	The registrant’s Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended September 30, 2014, filed with the Commission on January 27, 2015;

•	The registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, filed with the Commission on February 17, 2015;

•	The registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 20, 2015;

•	The registrant’s Current Report on Form 8-K, filed with the Commission on June 17, 2015; and

•	The description of the registrant’s Common Stock set forth in the Registration Statement on Form 8-A filed with the Commission on June 6, 2006, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report updating such description.

All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all of the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Sections 78.751 and 78.752 of the Nevada Revised Statutes, the Company has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such. The Company’s Amended and Restated Bylaws (the “Bylaws”) implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

•	Under Section 7.7 of the Bylaws, the Company will indemnify its directors to the fullest extent permitted by the Chapter 78 of the Nevada Revised Statutes and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

•	Under Section 7.8 of the Company’s Bylaws, the Company may at the discretion of its board of directors purchase and maintain insurance on behalf of the Company and any person whom the Company has power to indemnify pursuant to law, the Company’s articles of incorporation, bylaws or otherwise.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.	EXHIBITS.

See Index to Exhibits, which is incorporated herein by reference.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)   To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Dalian, People’s Republic of China, on this 25th day of June, 2015.

CHINA BAK BATTERY, INC.

By	/s/ Xiangqian Li
Xiangqian Li
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Xiangqian Li and Wenwu Wang, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement on Form S-8 that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 2015.

SIGNATURE	TITLE

/s/ Xiangqian Li	Chief Executive Officer, Chairman and President
Xiangqian Li	(Principal Executive Officer)

/s/ Wenwu Wang	Interim Chief Financial Officer
Wenwu Wang	(Principal Financial and Accounting Officer )

/s/ Chunzhi Zhang	Director
Chunzhi Zhang

/s/ Martha C. Agee	Director
Martha C. Agee

/s/ Jianjun He	Director
Jianjun He

/s/ Guosheng Wang	Director
Guosheng Wang

INDEX TO EXHIBITS

Exhibit	Description

4.1	China BAK Battery, Inc. 2015 Equity Incentive Plan (incorporated herein by reference to Appendix D to the registrant’s Definitive Proxy Statement (No. 001-32898) filed April 24, 2015).

5.1	Opinion of Sherman & Howard L.L.C.

23.1	Consent of Crowe Horwath (HK) CPA Limited

23.2	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the Signature Page to this Registration Statement)